Exhibit 99.2

Kenneth I. Tobey, Inc. & Subsidiaries

Index to Financial Statements

Independent Auditor’s Report

Balance Sheets As of December 31, 2003 and 2002

Statements of Operations and Retained Earnings for the Years Ended December 31, 2003 and 2002

Statements of Cash Flows for the Years Ended December 31, 2003 and 2002

Notes to the Financial Statements

Independent Auditors’ Report

To the Board of Directors and Stockholders of Kenneth I. Tobey, Inc. & Subsidiaries

We have audited the accompanying balance sheets of Kenneth I. Tobey, Inc. & Subsidiaries as of December 31, 2003 and 2002, and the related statements of operations and retained earnings and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Kenneth I. Tobey, Inc. & Subsidiaries as of December 31, 2003 and 2002, and the results of their operations, changes in retained earnings and cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Bridgewater, New Jersey

October 14, 2004

/s/ Rosenberg, Rich, Baker, Berman & Company

Kenneth I. Tobey, Inc. & Subsidiaries

Balance Sheets

	December 31,
	2003	2002
Assets
Current Assets
Cash	$1,154,347	$2,974,998
Marketable securities	—	90,934
Accounts Receivable, net of allowance for doubtful accounts of $7,443 and $ 10,230, respectively	4,615,546	6,681,278
Accounts receivable - other	677,792	518,096
Related party receivables	853,177	11,872
Current portion notes receivable	107,508	—
Other current assets	55,838	100,367

Total Current Assets	7,464,208	10,377,544

Property and equipment, at cost, net of accumulated depreciation of $855,384 and $1,062,074, respectively	356,326	353,504
Goodwill	—	1,102,533
Intangible assets, net	823,662	907,453
Notes receivable	296,231	—
Other assets	174,555	189,972

Total Assets	$9,114,982	$12,931,007

Current liabilities
Current portion of notes payable	$6,771	$261,477
Accounts payable	5,923,434	10,127,291
Accrued expenses	432,366	558,838

Total Current Liabilities	6,362,571	10,947,606

Long term debt, other than current portion	25,610	602,520
Unclaimed property	140,369	312,414

Total Liabilities	6,528,550	11,862,540

Stockholder’s Equity
Common Stock, $1 par value, 1,500,000 shares	27,000	27,000
Issued and outstanding 27,000 shares
Additional paid in capital	150,597	150,597
Accumulated earnings	2,603,835	920,870
Receivable from stock sale	(165,000)	—
Treasury Stock, at cost	(30,000)	(30,000)

Total Stockholder’s Equity	2,586,432	1,068,467

Total Liabilities and Stockholder’s Equity	$9,114,982	$12,931,007

See notes to the financial statements.

Kenneth I. Tobey, Inc. & Subsidiaries

Statements of Operations

	For the Years Ended December 31,
	2003	2002
Revenues
Commission Income	$3,324,715	$3,434,214
Fee Income	1,143,442	1,625,148
Contingent Commission Income	481,137	525,689

Total Revenues	4,949,294	5,585,051

Operating Expenses
Compensation and benefits	3,508,514	3,752,663
General and administrative	1,785,445	1,678,942
Selling, marketing and promotion	372,920	221,723
Depreciation and amortization	137,761	145,777

Total Operating Expenses	5,804,640	5,799,105

Loss from operations	(855,346)	(214,054)

Other Income (Expense)
Investment income	33,755	31,354
Interest expense	(28,989)	(74,061)
Realized and unrealized gain (loss) on marketable securities	46,958	(3,651)
Gain (loss) on sale of assets	137,348	(10,676)
Other	19,999	—

Total Other Income (Expense)	209,071	(57,034)

Loss from continuing operations before income tax provision	(646,275)	(271,088)

Income Tax Provision	—	—

Income from continuing operations

Results of operations from discontinued subsidiary, net of income tax effect of $0	662,117	748,241
Gain on sale of subsidiary, net of income tax effect of $0	2,414,664	—

Net income	$2,430,506	$477,153

Beginning Retained Earnings	$920,870	$643,163
Shareholder distributions	(747,541)	(199,446)
Net income	2,430,506	477,153

Ending Retained Earnings	$2,603,835	$920,870

See notes to the financial statements.

Kenneth I. Tobey, Inc. & Subsidiaries

Statements of Cash Flows

	Year Ended December 31,
	2003	2002
Cash flows from operating activities
Net income	$2,430,506	$477,153
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	137,761	145,777
Gain on sale of subsidiary	(2,414,664)	—
(Gain) loss on sale or disposition of assets	(137,348)	10,676
Securities received as consideration for commission income	—	(30,493)
Gain on sale of trading securities	(46,958)	—
(Increase) decrease in assets:
Accounts receivable	1,057,786	(774,779)
Other receivables	(643,992)	(461,771)
Other assets	21,050	185,855
Increase (decrease) in liabilities:
Accounts payable	(1,285,558)	2,278,478
Accrued expenses	(45,392)	396,233
Other liabilities	(159,045)	74,886

Net cash (used in) provided by operating activities	(1,085,854)	2,302,015

Cash flows from investing activities
Purchase of property and equipment	(146,312)	(124,783)
Proceeds from sale of subsidiary	2,647,500	—
Cash received on notes receivable	821,261	100,000
Cash retained by purchaser – sale of subsidiary	(1,988,236)	—
Cash received on contingent receivable – sale of subsidiary	100,000	—

Net cash provided by (used in) investing activities	1,434,213	(24,783)

Cash flows from financing activities
Loans to shareholder	(699,231)	—
Loans from shareholder	150,000	—
Net advances (to) from affiliates	(40,622)	66,819
Principal payment on long term debt	(865,616)	(550,062)
Proceeds from auto note	34,000	—
Payments of distribution to shareholder	(747,541)	(199,446)

Net cash used in financing activities	(2,169,010)	(682,689)

Net increase (decrease) in cash	(1,820,651)	1,594,543
Cash at beginning of year	2,974,998	1,380,455

Cash at end of year	$1,154,347	$2,974,998

See notes to the financial statements.

Kenneth I. Tobey, Inc. & Subsidiaries

Supplemental Schedule of Non-Cash Investing and Financing Activities

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2003	2002
Cash paid during the year for:
Interest Expense	$28,989	$74,061
Income Taxes	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Sale of subsidiary, Mutual Insurance Services, Inc., with the following components for an initial purchase price of $4,023,500. After deducting the KIT basis in MIS, a gain on sale in the amount of $2,414,664 was recognized. The following components comprise the consideration:

Cash received at closing	$2,647,500
Note receivable	1,000,000
Other	376,000

Sale of Branch Office, for a $225,000 promissory note. After deducting the KIT basis of $87,652, a gain on sale in the amount of $137,348 was recognized.

Kenneth I. Tobey, Inc. & Subsidiaries

Notes to the Financial Statements

NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Kenneth I. Tobey, Inc. & Subsidiaries (“KIT”) provide insurance brokerage and services to a wide variety of commercial, industrial, institutional and retail customers located in the northwestern region of the United States. Commission revenue is principally generated through the negotiation and placement of insurance for its customers. KIT was organized on September 5, 1986 under the laws of the State of Washington. Effective August 2, 2004, the Company was acquired by Certified Services, Inc., a publicly traded company on the OTCBB market under the symbol “CSRV”.

Basis of Presentation

At December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002, the financial statements include the accounts of the Company and its wholly owned subsidiaries. All material inter-company transactions and balances have been eliminated in consolidation. The results of operations of all acquired companies within the periods reflected have been included in the financial statements from the dates of acquisition.

Segment Reporting

The Company operates in one reportable segment under Statement of Financial Standards (“SFAS”) 131, Disclosures about Segments of an Enterprise and Related Information.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

For the purpose of the statements of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Marketable Securities

Marketable securities are trading securities and consist of common stock. Trading securities are carried at fair value in the accompanying consolidated balance sheet, with unrealized gains and losses included in the consolidated statement of earnings. The fair value for these securities is primarily based on quoted market prices. To the extent that quoted market prices are not available, fair value is determined based on other relevant factors including dealer price quotations, price quotations for similar instruments in different markets and pricing models. Pricing models and their underlying assumptions impact the amount and timing of unrealized gains and losses recognized. The use of different pricing models or assumptions could produce different results.

Allowance for Doubtful Accounts

Premiums and fees receivable in the consolidated balance sheet are net of allowances for estimated policy cancellations and doubtful accounts. The allowance for estimated policy cancellations is established through a charge to revenues, while the allowance for doubtful accounts is established through a charge to other operating expenses. Both of these allowances are based on estimates and assumptions using historical data to project future experience. KIT periodically reviews the adequacy of these allowances and makes adjustments as necessary. The use of different estimates or assumptions could produce different results.

Compensating Balances

In its capacity as an insurance broker, KIT collects premiums from insureds and, after deducting its commissions and/or fees, remits these premiums to insurance carriers. Unremitted insurance premiums are held in a fiduciary capacity until disbursed by KIT and are regulated by law in certain states as to use and requirements of liquidity.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation, which includes amortization of assets under capital leases, is calculated using the straight-line method over the estimated useful lives of the assets of 5-7 years for furniture, fixtures and equipment. Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

Intangible Assets

Intangible assets include goodwill, which represents the excess of cost over the fair value of net assets of acquired businesses, and other acquired intangibles such as expiration lists, insurance contracts and use of trade name, recorded at fair value. Pursuant to Statement on Financial Accounting Standards No. 142, goodwill and intangibles with indefinite lives are no longer amortized beginning in 2002. The other intangibles at December 31, 2003 and 2002 do not have definite lives and therefore are not amortized.

While goodwill and intangible assets are not amortized, they are subject to periodic reviews for impairment (at least annually or more frequently if impairment indicators arise). KIT reviews goodwill and intangible assets for impairment periodically and whenever events or changes in business circumstances indicate that the carrying value of the assets may not be recoverable. Such impairment reviews are performed at the division level with respect to both intangible assets and goodwill. Under those circumstances, if the fair value were less than the carrying amount of the asset, an indicator of impairment would exist and further analysis would be required to determine whether or not a loss would need to be charged against current period earnings. No such indicators were noted in 2003 and 2002. The determinations of impairment indicators and fair value are based on estimates and assumptions related to the amount and timing of future cash flows and future interest rates. The use of different estimates or assumptions could produce different results.

Evaluation of Long-Lived Assets

Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management’s estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

Revenue Recognition

Revenues are derived primarily from commissions billed through the KIT data management system. Commission revenues are recognized at the latter of the billing or the effective date of the related insurance policies. Commission revenues related to installment premiums are recognized periodically as billed. Contingent commissions and commissions on premiums directly billed by insurance companies are recognized as revenue when the data necessary to reasonably determine such amounts has been obtained by KIT. A contingent commission is a commission paid by an insurance company that is based on the overall profit and/or volume of the business placed with that insurance company.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense was $6,142 and $4,922 for the years ended December 31, 2003 and 2002, respectively.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code by consent of their shareholders. Under these provisions, the Company does not pay federal corporate income taxes on income. Also, the Company does not receive the benefit of net operating loss carryforwards or carrybacks. Instead the shareholders are liable for individual federal income tax on the Companies’ taxable income or operating loss on their income tax returns.

The Company is domiciled in the State of Washington, which does not impose corporate income tax on businesses. Accordingly there is no provision for state income tax expense or benefit for this state. In addition, the Company allocates proportionate revenues to other states, but no income tax provision has been recorded for these states in 2003 or 2002. The Company’s temporary tax differences are mainly due to deferred gains on installment sales. A deferred tax provision or benefit has not been provided for in 2003 or 2002 as any significant temporary differences only affect taxable income in the state of Washington for the years then ended.

NOTE 2-FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s material financial instruments for which disclosure of estimated fair value is required by certain accounting standards at December 31, 2003 and 2002, consist of cash, accounts receivable, accounts payable, accrued expenses, notes payable and capital lease obligations. In the opinion of management, such items other than certain notes payable are carried at values that approximate fair value because of liquidity, short-term maturities or interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 3-CONCENTRATION OF BUSINESS AND CREDIT RISK

Credit risk is represented by unsecured trade receivables and other receivables on the balance sheet. Concentrations of accounts receivable credit are limited due to the large number of customers comprising the company’s customer base and their dispersion across different industries and geographic locations. At December 31, 2002 and December 31, 2003, the company had no significant concentrations of accounts receivable credit risk.

NOTE 4-ACCOUNTS RECEIVABLE-OTHER

Accounts receivable-other consists of the following at December 31,

	2003	2002
Contingent commissions receivable	$506,837	$489,437
Receivable for sale of marketable securities	137,892	—
Other	33,063	28,659

Total	$677,792	$518,096

Contingent commissions and commissions on premiums directly billed by insurance companies are recognized as revenue when the data necessary to reasonably determine such amounts has been obtained by KIT. A contingent commission is a commission paid by an insurance company that is based on the overall profit and/or volume of the business placed with that insurance company. Adverse profits or a significant reduction in volume could reduce future amounts receivable.

NOTE 5-MARKETABLE SECURITIES

The following table summarizes trading securities at December 31:

	2003	2002
Cost	$—	$94,586
Gross unrealized gains	—	—
Gross unrealized losses	—	(3,652)

Estimated fair value	$—	$90,934

The following table summarizes the proceeds and realized gains/(losses) on trading securities for the year ended December 31:

	2003	2002
Proceeds	$137,892	$—
Gross realized gains	$46,958	$—
Gross realized losses	$—	$—

The above proceeds represent a receivable in Accounts receivable – other at December 31, 2003.

NOTE 5-NOTES RECEIVABLE

Notes receivable consists of the following at December 31,

	2003	2002
Note receivable from sale of subsidiary, Mutual Insurance Services, Inc.	$200,267	$—
Note receivable from sale of subsidiary, Alaska Premier Underwriters, Inc.	203,472	—

	403,739	—
Less: Current portion	(107,508)	—

	$296,231	$—

Sale of subsidiary

On August 1, 2003 KIT sold 100% of the outstanding stock (10 shares) of a wholly owned subsidiary, Mutual Insurance Services, Inc. for an initial, non-contingent purchase price of $4,023,500. In exchange for 6 shares, KIT received the following consideration:

Cash paid at closing	$2,647,500
Promissory notes	1,100,000
Promissory note from a related party	247,675
Automobile	28,325

Total initial, non-contingent purchase price	$4,023,500

As a condition of the agreement, the sale of the remaining 4 shares of stock is contingent upon the admission of the buyer into the ‘Surplus Lines Insurance Organization’ (“NAPSLO”) with substantial assistance from the seller. As a part of the agreement the seller relinquished substantially all rights of ownership of the remaining 4 shares including voting rights and rights to share in future income of MIS. At the time of the contingent transfer of the shares, KIT will receive cash of $165,000 from the buyer.

Based on the initial, non-contingent purchase price as outlined above KIT recognized a gain on the sale of the subsidiary as follows:

Initial, non-contingent purchase price		$4,023,500

Less: KIT basis in MIS
Add: Initial investment at cost	1,400,000
Add: Net assets of MIS	672,989
Add: Closing bonuses	62,500
Less: Unrecorded MIS goodwill amortization	(236,507)
Less: Receivable for remaining 4 shares	(165,000)
Less: Management fees retained by KIT	(125,145)

Total basis in MIS	1,608,836	(1,608,836)

Gain on sale of MIS		$2,414,664

The agreement provides for future contingent consideration based on a formula of the attainment of future EBITDA thresholds. If the three-year average EBITDA exceeds $1.25M then the initial purchase price can increase up to an amount of $5.9375M. Any future contingent purchase consideration has not been recognized to avoid making the financial statements misleading.

Sale of branch office assets

In April 2003 KIT sold 100% of the assets of Alaska Premier Underwriters, Inc., a branch office. In consideration, KIT received a purchase price of $225,000 comprised of promissory note in the amount of $225,000 bearing interest at 7% payable in 81 equal monthly installments of $3,395.85 plus a final payment due April 1, 2008 in the amount of $68,390.91.

NOTE 6-PROPERTY AND EQUIPMENT

Property and equipment, at cost, consists of the following:

	2003	2002
Furniture, fixtures and computer equipment	$1,211,710	$1,415,583
Less: accumulated depreciation	(855,384)	(1,062,079)

Total	$356,326	$353,504

Depreciation expense charged to operations amounted to $137,761 and $145,777 for the years ended December 31, 2003 and 2002, respectively.

NOTE 7-INTANGIBLE ASSETS

Major classes of amortizable intangible assets consist of the following:

	2003	2002
Insurance contracts and use of trade name	$1,252,756	$1,336,547
Accumulated amortization – expiration lists	429,094	429,094

Net amortizable assets	$823,662	$907,453

The changes in the carrying amount of goodwill for 2003 and 2002 are as follows:

	2003	2002
Beginning balance	$1,102,533	$1,102,533
Goodwill written-off related to sales of business units and impairment reviews during the year	(1,102,533)	—

Ending balance	$—	$1,102,533

NOTE 8-OTHER ASSETS

Other assets consist of the following:

	2003	2002
Investment Property	$174,555	$174,555
Rent Deposits	—	15,417

Total Other Assets	$174,555	$189,972

NOTE 9-ACCRUED EXPENSES

Accrued expenses consist of the following:

	2003	2002
Accrued surplus line tax	$318,270	396,393
Accrued payroll	114,096	162,445

Total	$432,366	558,838

NOTE 10-EMPLOYEE BENEFIT PLANS

Multiple Employer 401(k) Profit Sharing Plan

The Company sponsors a qualified, multiple employer defined contribution prototype plan. Eligible employees may elect to contribute up to 15% of their annual compensation to an investment trust. The Company matches contributions up to 50% of every 1% deferred up to a maximum of 6%. Company contributed $34,870 and $38,057, respectively, to the accounts of its direct employees who were participants in 2003 and 2002.

Medical Benefit Plans

The Company offers fully-insured medical benefit plans to employees.

Flexible Benefit Plan

The Flexible Benefits Plan, or Internal Revenue Code Section 125 Cafeteria Plan, is maintained by the Company since 1997 to allow eligible employees to use salary redirection amounts to pay for benefit plan premiums and other fringe benefits offered by the Plan.

NOTE 11-RELATED PARTY TRANSACTIONS

The Company’s principal shareholder, Harold Anderson, owns 90.1% of Legend Holdings, Inc. (a Washington domiciled corporation), which in turn owns 100% Cascade National Insurance Company (“CNIC”), (a Washington domiciled corporation). The Company’s sole shareholder owns 100% of MBR Corporation dba Allied Pacific Adjusting Group.

For the year ended December 31, 2003 and 2002, CNIC paid insurance commissions to the Company in the amount of $ 746,737 and $1,023,000, respectively.

In addition, there are temporary advances made between related parties. On December 31, 2003 and 2002, the Company had a receivable due from CNIC in the amounts of $49,865 and $5,504, respectively.

On December 31, 2003 and 2002, the Company had a receivable due from MBR in the amount of $254,081 and $6,367, respectively.

On December 31, 2003, the Company had a receivable due from Harold Anderson in the amount of $549,231.

Accounts payable at December 31, 2002 included $11,458 due to CNIC.

NOTE 12-NOTES PAYABLE

Notes payable consist of the following:

	2003	2002
$1,600,526 promissory note, expiring May 2004, with interest at the bank’s prime rate plus .25%, Payable in 59 regular monthly payments of $25,145.38 and one final payment of $580,374, collateralized by stock in company and a personal guarantee of the principal shareholder In August 2003, the promissory note was paid in full.	$—	$863,997

Installment note payable on automobile	32,610	—

	32,610	863,997

Less: current portion	(6,771)	(261,477)

	$25,610	$602,520

NOTE 13-OPERATING LEASE COMMITMENTS

The Company rents office space under the following non-cancelable operating leases, which contain provisions for contingent rental payments based upon increases in taxes, insurance, and common area maintenance expense:

Seattle, WA: Lease expiring October 31, 2002;

Bellevue, WA: Lease expiring November 2007;

Bainbridge Island, WA: Lease expiring May 2009;

Beaverton, OR: Lease expiring February 2008 with renewal option for additional 5 years;

The Registrant also leases various computer and office equipment, and furniture expiring over the next six years.

Rent expense charge to operations was $464,280 and $666,378 for the years ended December 31, 2003 and 2002, respectively.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31:

	2003	2002
2003	$—	$488,152
2004	528,335	528,335
2005	502,801	502,801
2006	478,819	478,819
2007	414,945	414,945
2008	115,191	115,151
Thereafter	80,932	80,932

Total minimum payments required	$2,121,023	$2,260,135

Charges for real estate taxes and common area maintenance are adjusted annually based on actual expenses, and the related revenues are recognized in the year in which the expenses are incurred. These amounts are not included in the minimum future rentals to be received in the table above.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Compensating Balances - Unremitted insurance premiums are held in a fiduciary capacity until disbursed by KIT and are regulated by law in certain states as to use and requirements of liquidity. In the event that KIT could not meet state regulated requirements of liquidity, the Company can be subject to fines or penalties. For the year ended December 31, 2002, the Company was fined by the State of Washington, Office of Insurance Commissioner an amount of $25,000 for maintaining an inadequate fiduciary trust account balance. KIT was in compliance with fiduciary liquidity requirements at December 31, 2003. The Company cannot reasonably estimate contingent fines or penalties that may arise in the future from an inadequate fiduciary trust account balance.

NOTE 15 – SUBSEQUENT EVENT

On August 2, 2004, 100% of the Company’s stock was purchased by Certified Services, Inc. (“CSRV”), a publicly traded company on the OTCBB market under the symbol “CSRV”. The purchase price of the acquisition consisted of two million dollars ($2,000,000) and two hundred thousand (200,000) newly-issued shares of the CSRV’s restricted common stock. Payment of $300,000 was delivered to the shareholder at the closing. CSRV shall make installment payments of $233,333.33 on November 2, 2004, $233,333.33 on February 2, 2005 and $233,333.34 on May 2, 2005. Additionally, the CSRV executed a non-negotiable promissory note for the principal sum of one million dollars ($1,000,000) with interest at the rate of four percent (4%) per annum, payable to the Shareholder over ten (10) years. The acquisition was further comprised of certain non-cash consideration and the exclusion of certain of the Company’s assets.